UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 10, 2006

(Date of earliest event reported)

vFINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454-03	58-1974423
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3010 North Military Trail

Suite 300

Boca Raton, Florida 33431

(Address of Principal Executive Offices)

(561) 981-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2006, vFinance, Inc.’s (the "Company") wholly-owned subsidiary, vFinance Investments, Inc. ("vFinance Investments"), entered into an agreement to acquire certain assets of Sterling Financial Investment Group, Inc. (“SFIG”) and Sterling Financial Group of Companies, Inc. (“SFGC” and together with SFIG, “Sterling Financial”). These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

The assets to be acquired from Sterling Financial include Sterling Financial’s businesses as a going concern, certain intellectual property, client accounts and revenues, computer equipment, and a certain real property lease. On the closing date, vFinance Investments will not assume any liabilities of Sterling Financial except an office lease and select office services contracts directly relating to the operation of the business that arise and are to be paid, performed or discharged from and after the closing date. One of the principals of Sterling Financial will enter into an employment agreement with vFinance Investments that provides for an annual base salary of $262,000 and certain performance bonuses and options to be granted in the sole discretion of vFinance Investments.

In accordance with the terms of the asset purchase agreement, vFinance Investments will deliver to SFGC 17,500,000 shares of the Company’s common stock and approximately $26,800, for certain prepaid expenses. Subject to the financial performance of the business of Sterling Financial acquired by vFinance Investments over the period specified in the asset purchase agreement, up to 4,500,000 of such shares may be cancelled. The Company has granted SFGC certain registration rights with respect to the shares. The Company and vFinance Investments will enter into a standstill agreement with each of SFGC, SFIG, Charles Garcia and Alexis Korybut to provide restrictions on certain actions for a defined time period. The Company and vFinance Investments also will enter into a voting and lockup agreement with each of SFIG, SFGC, Charles Garcia, Leonard Sokolow and Timothy Mahoney to provide certain rights and obligations with respect to the Company’s common stock.

vFinance Investments and Sterling Financial also entered into a management agreement, pursuant to which certain designated principals of vFinance Investments will provide risk management of, and operational and back office support for, the branch offices of SFIG from January 10, 2005 until the closing of the acquisition transactions. In addition, such principals will assist SFIG with the supervision of SFIG’s registered representatives in accordance with applicable rules and regulations.

The preceding summary of the agreements relating to the transaction is qualified in its entirety by reference to each of the agreements attached hereto as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3 and 99.1, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

2.1*	Asset Purchase Agreement, dated January 10, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

4.1	Registration Rights Agreement, dated January 10, 2006, by and among vFinance, Inc., and Sterling Financial Group of Companies, Inc.

10.1

Standstill Agreement, dated January 10, 2006, by and among vFinance, Inc. and each of Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia and Alexis Korybut.

10.2

Voting and Lockup Agreement, dated January 10, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.3	Management Agreement, dated January 10, 2006, by and among vFinance Investments, Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

99.1	Press release issued by vFinance, Inc. on January 11, 2006.

*Pursuant to Item 601(b)(2) of Regulation S-B, the exhibits and schedules have been omitted and will be provided to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow
Title: Chief Executive Officer

Date: January 17, 2006

EXHIBIT INDEX

Exhibit	Description

2.1*	Asset Purchase Agreement, dated January 10, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

4.1	Registration Rights Agreement, dated January 10, 2006, by and among vFinance, Inc., and Sterling Financial Group of Companies, Inc.

10.1

Standstill Agreement, dated January 10, 2006, by and among vFinance, Inc. and each of Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia and Alexis Korybut.

10.2

Voting and Lockup Agreement, dated January 10, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.3	Management Agreement, dated January 10, 2006, by and among vFinance Investments, Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

99.1	Press release issued by vFinance, Inc. on January 11, 2006.

*Pursuant to Item 601(b)(2) of Regulation S-B, the exhibits and schedules have been omitted and will be provided to the Commission upon request.